UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2022

IO BIOTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41008	87-0909276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ole Maaløes Vej 3

DK-2200 Copenhagen N

Denmark

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +45 7070 2980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IOBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2022, IO Biotech, Inc. (the “Company”) appointed Amy Sullivan, 53, as the Company’s Chief Financial Officer, effective as of October 15, 2022. In her capacity as Chief Financial Officer, Ms. Sullivan will also assume the role of the Company’s Principal Financial Officer.

Ms. Sullivan joins the Company from TABA, BV, where she served as chief financial officer. Prior to her time with TABA, Ms. Sullivan was chief strategy office for Euronext-listed Kiadis Pharma where she was responsible for all aspects of fundraising and capital formation strategy, repositioning the company after a clinical failure, and played a critical role in the company’s sale to Sanofi. Prior to Kiadis, Ms. Sullivan served Keryx Biopharmaceuticals where she was senior vice president of corporate affairs, responsible for all aspects of investor relations, corporate communication, and public affairs, during a period of high growth, commercialization of the company’s first FDA-approved medicine and, ultimately, a merger. Prior to Keryx, Ms. Sullivan served as head of corporate communications and investor relations at AMAG Pharmaceuticals, Idenix Biopharmacueticals and Genencor International. Earlier in her career, Ms. Sullivan served in roles of increasing responsibility in both agencies and Fortune 500 companies. Ms. Sullivan has her bachelor of science degree in business from Salem State University and her masters of business administration from Bentley University.

In connection with Ms. Sullivan’s permanent appointment, the Company entered into an offer letter with Ms. Sullivan providing for an annual base salary of $425,000, and an annual target bonus of 45% of her annual base salary. The Board of Directors of the Company also approved the grant of a stock option to Ms. Sullivan, exercisable for up to 288,152 shares of the Company’s common stock, par value $0.001 per share, with 25% of such option vesting on the one-year anniversary of Ms. Sullivan’s appointment, and the remainder of such option vesting in monthly installments over the next three years, subject to acceleration of vesting upon the occurrence of certain events.

There are no family relationships between Ms. Sullivan and any other director or executive officer of the Company, and Ms. Sullivan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On October 13, 2022, the Company issued a press release announcing the appointment of Ms. Sullivan. A copy of the press release is attached hereto as Exhibit 99.1

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release, dated as of October 13, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IO BIOTECH, INC.

Date: October 13, 2022	By:	/s/ Mai-Britt Zocca, Ph.D.
	Name:	Mai-Britt Zocca, Ph.D.
	Title:	Chief Executive Officer